                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned, an officer or director, or both of AVCO FINANCIAL SERVICES, INC., a Delaware corporation, does hereby constitute and appoint LAILA B. SOARES and HERBERT F. SMITH and each of them severally, with full power of substitution to each of said attorneys, as the true and lawful attorneys and agents of the undersigned, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them acting alone, deem advisable, of AVCO FINANCIAL SERVICES, INC. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission with respect thereto in connection with the filing under the Securities Act of 1933 of a Registration Statement or Statements covering up to $1,500,000,000 principal amount of Debt Securities and Warrants to purchase Debt Securities of this corporation, as well as any and all amendments to said Registration Statement, including specifically, but without limitation of the authority hereby granted, the power and authority to sign his name as an officer or director, or both, of AVCO FINANCIAL SERVICES, INC., as indicated below his signature, to said Registration Statement or Statements and any such amendments, and each of the undersigned does fully ratify and confirm all that said attorneys, or either of them, or the substitute of either of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 7th day of October, 1994.

                     /s/  GARY L.                             /s/  RONALD BUKOW
                    FITE                                        RONALD BUKOW
               GARY L. FITE                             Executive Vice President and
         Executive Vice President,                         Chief Financial Officer
          Controller and Director
      (Principal Accounting Officer)
                /s/  JOHN C. SPENCE                         /s/  HERBERT F. SMITH
              JOHN C. SPENCE                                  HERBERT F. SMITH
                 Director                                   Senior Vice President
                                                           Secretary and Director
                                                              (General Counsel)
                     /s/  L. B.                             /s/  R. A. MCWHIRTER
                  CAMPBELL                                     R. A. MCWHIRTER
              L. B. CAMPBELL                                      Director
                 Director
             /s/  THOMAS D. SOUTTER                           /s/  R. A. WATSON
             THOMAS D. SOUTTER                                  R. A. WATSON
                 Director                                         Director